POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and/or Section 30(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND (THE "FUND"), constitutes and appoints Sander M. Bieber, Jennifer O. Epstein, Wendy Fox and Victoria M. Szybillo, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead:


     o to execute, for and on behalf of the undersigned, any and all statements on Forms 3, 4, and 5 as are required to be filed by the undersigned pursuant to the 1934 Act and the 1940 Act, and any amendments or supplements thereto;


     o to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such stock exchange(s) or similar authorities as may be required, and to make such filings electronically both (i) before such filings are required by applicable law or rule to be made electronically and
          (ii) when such filings are required by applicable law or rule to be made electronically; and


     o to complete and file such applications and other documents on behalf of the undersigned as may be necessary or desirable to permit the foregoing filings to be made electronically on behalf of the undersigned.


The undersigned grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effect the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


The undersigned acknowledges and understands that filings made electronically with the Securities and Exchange Commissions pursuant to the authority granted hereto will be made publicly available on the website of the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Timothy P. Sullivan                       January 24, 2005
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Signature                                     Date




Timothy P. Sullivan
Printed Name